Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned parties hereby agrees to file jointly the statement on Schedule 13D (including any amendments thereto) with respect to the ordinary shares, par value $0.0001 per share, of iDreamSky Technology Limited, a Cayman Islands company.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning another party unless such party knows or has reason to believe such information is inaccurate. It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 20, 2016.

GREENWOODS CHINA ALPHA MASTER FUND

By:	/s/ Jinzhi Jiang
	Name:	Jinzhi Jiang
	Title:	Director

GREENWOODS ASSET MANAGEMENT LIMITED

By:	/s/ Jinzhi Jiang
	Name:	Jinzhi Jiang
	Title:	Director

GREENWOODS ASSET MANAGEMENT HOLDINGS LIMITED

By:	/s/ Jinzhi Jiang
	Name:	Jinzhi Jiang
	Title:	Director

UNIQUE ELEMENT CORP

By:	/s/ Jinzhi Jiang
	Name:	Jinzhi Jiang
	Title:	Director

JINZHI JIANG

By:	/s/ Jinzhi Jiang